SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 6, 1999




                                  PAMIDA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




               Delaware                 33-57990        47-0626426
     ----------------------------     ------------    --------------
     (State or other jurisdiction     (Commission     (IRS Employer
           of incorporation)          File Number)    Identification
                                                         Number)




    8800 "F" Street, Omaha, Nebraska                     68127
----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (402)339-2400



ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     On July 6, 1999, a change in control of the registrant occurred. The following information relates to such change of control:

     1. Pursuant to a tender offer for all of the outstanding shares of Common Stock of Pamida Holdings Corporation ("Holdings"), a Delaware corporation which owns 100% of the outstanding capital stock of the registrant, provided for in an Agreement and Plan of Merger dated as of May 10, 1999, by and among ShopKo Stores, Inc. ("ShopKo"), ShopKo Merger Corp. ("Merger Corp."), and Holdings (the "Merger Agreement"), which tender offer commenced on May 17, 1999, Merger Corp., a wholly owned subsidiary of ShopKo, on July 6, 1999, purchased approximately 98% of the outstanding shares of Common Stock of Holdings from various holders of such shares for a cash purchase price of $11.50 per share. On July 6, 1999, Merger Corp. also purchased from 399 Venture Partners, Inc., pursuant to a Stockholder and Purchase Agreement dated as of May 10, 1999, 3,050,473 shares of Nonvoting Common Stock of Holdings for a cash purchase price of $11.50 per share (100% of the outstanding shares of Nonvoting Common Stock).

     2. The name of the person who acquired control of the registrant is ShopKo Stores, Inc.

     3. The aggregate amount of the consideration paid by Merger Corp. for such shares of Common Stock of Holdings was approximately $67,950,000. The source of such consideration was cash provided by ShopKo from its funds on hand.

     4. On July 9, 1999, Merger Corp. merged with and into Holdings (the "Merger"), with Holdings being the surviving corporation in the Merger. The registrant continues to be a wholly owned subsidiary of Holdings. As a result of the Merger, ShopKo now owns 100% of the outstanding capital stock of Holdings.

     5. The basis for control of the registrant by ShopKo is ShopKo's ownership of 100% of the outstanding shares of Common Stock of Holdings as a result of the tender offer and the Merger. The Common Stock of Holdings is the only voting security of Holdings which is outstanding. Holdings owns 100% of the outstanding capital stock of the registrant.

     6. Prior to the purchase of shares of Common Stock of Holdings by Merger Corp. described above, the shares of Common Stock of Holdings were listed and traded on the American Stock Exchange. To the best knowledge of the registrant, prior to such purchase by Merger Corp. no stockholder of Holdings owned more than approximately 15.1% of the outstanding shares of Common Stock of Holdings, and Holdings was controlled by its board of directors. As a wholly owned subsidiary of Holdings, the registrant was indirectly controlled by the board of directors of Holdings.

     7. Pursuant to the Merger Agreement, as a result of the Merger, designees of ShopKo now compose the Board of Directors of Holdings. As the sole stockholder of the registrant, Holdings controls the selection of the directors of the registrant.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

          (1) 2.1  Agreement  and  Plan  of  Merger  dated  as of May 10,  1999,
                   by and among  ShopKo  Stores,  Inc.,  ShopKo   Merger  Corp.,
                   and  Pamida Holdings Corporation.

-----------------

(1) Filed as an exhibit to the Schedule 14D-9 filed by Pamida Holdings Corporation on May 17, 1999, with respect to the transactions described in this Form 8-K and incorporated herein by this reference.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date:  July 9, 1999.

                                        PAMIDA, INC.

                                        By: \s\George R. Mihalko
                                            -------------------------
                                            George R. Mihalko, Senior
                                            Vice President and Chief
                                            Chief Financial Officer



                                  Pamida, INC.

                                    Form 8-K

                                  Exhibit Index



          (1) 2.1 Agreement and Plan of Merger dated as of May 10, 1999, by and among ShopKo Stores, Inc., ShopKo Merger Corp., and Pamida Holdings Corporation.

----------------

(1) Filed as an exhibit to the Schedule 14D-9 filed by Pamida Holdings Corporation on May 17, 1999, with respect to the transactions described in this Form 8-K and incorporated herein by this reference.